Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock and Class B Common Stock

of

SoundView Technology Group, Inc.

to

Shakespeare Merger Corporation,

a wholly owned subsidiary of

The Charles Schwab Corporation

(Not to be used for signature guarantees)

The Offer (as defined herein) and withdrawal rights will expire at 5:00 p.m., New York City Time, on January 8, 2004, unless the Offer is extended.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank Minnesota, N.A. (the “Depositary”) on or prior to the Expiration Date, which is 5:00 p.m., New York City time, on January 8, 2004, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase, dated December 3, 2003 (the “Offer to Purchase”)). See Section 2 (Procedures for Tendering Shares of SoundView Common Stock and Class B Common Stock in the Offer) of the Offer to Purchase. The delivery addresses for the Depositary are:

Wells Fargo Bank Minnesota, N.A.

By Mail: Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department (800) 380-1372 (phone) (651) 450-2452 (fax)	By Hand or Overnight Courier: Wells Fargo Bank Minnesota, N.A. Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, Minnesota 55075

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary. Deliveries to SoundView Technology Group, Inc. or Georgeson Shareholder Communications Inc. (the Information Agent for the Offer), will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Shakespeare Merger Corporation, a Delaware corporation and wholly-owned subsidiary of The Charles Schwab Corporation, on the terms and subject to the conditions set forth in the Offer to Purchase dated December 3, 2003 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock and Class B common stock, par value $0.01 per share, including the associated preferred stock rights to such common stock and Class B common stock (the “Shares”), of SoundView Technology Group, Inc., a Delaware corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in Section 2 (Procedures for Tendering Shares of SoundView Common Stock and Class B Common Stock in the Offer) of the Offer to Purchase.

Number of Shares Tendered: Certificate No(s) (if available): ☐ Check if securities will be tendered by book- entry transfer. Name of Tendering Institution: Account No.: Dated: , 200	Name(s) of Record Holder(s) (please print) Address(es): (Zip Code) Area Code and Telephone No(s): Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent’s Medallion Program, (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days (as described in the Letter of Transmittal for the Offer) after the date hereof.

Name of Firm: _______________________________

Address: ____________________________________

___________________________________________

(Zip Code)

Area Code and Telephone Number:

___________________________________________

__________________________________________

(Authorized Signature)

Title: _____________________________________

Name: ____________________________________

(Please Type or Print)

Dated: ______________________________, 200__

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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